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                                                                      EXHBIT 3.3
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       ANCOR COMMUNICATIONS, INCORPORATED


1. The name of the corporation is Ancor Communications, Incorporated, a Minnesota corporation.

2.   The amendment adopted is:

          SECTION 1 OF ARTICLE 3 OF THE COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

          1.   AUTHORIZED SHARES.

               THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE SHALL BE 45,000,000 SHARES, CONSISTING OF 40,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), AND 5,000,000 SHARES OF PREFERRED STOCK, $.01 PAR VALUE PER SHARE ("PREFERRED STOCK").

3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, Kenneth E. Hendrickson, Chief Executive Officer and Chairman of Ancor Communications, Incorporated, being duly authorized on behalf of Ancor Communications, Incorporated, has executed this document this 10th day of August, 1998.


                                       /s/ Kenneth E. Hendrickson
                                       ------------------------------------
                                       Kenneth E. Hendrickson
                                       Chief Executive Officer and Chairman